Exhibit 99.1

Contact:

Robert A. Ramirez, CFO, 305-375-8005 or rramirez@thehackettgroup.com

The Hackett Group Announces First Quarter 2020 Results

•	Q1 2020 net revenue of $65.2 million, up 5%, and pro forma EPS of $0.24, up 9%, both in line with guidance
•	Q1 2020 GAAP EPS of $0.17, as compared to GAAP EPS of $0.22 in the same period in the prior year
•	Q1 2020 ending cash balance of $23.3 million and no outstanding debt

MIAMI, FL – May 5, 2020 - The Hackett Group, Inc. (NASDAQ: HCKT), a global intellectual property-based strategic consultancy and leading enterprise benchmarking and best practices digital transformation firm, today announced its financial results for the first quarter, which ended on March 27, 2020.

Q1 2020 net revenue (gross revenue less reimbursable expenses) was $65.2 million, up 5%, as compared to the same period in the prior year. Q1 2020 gross revenue was $69.5 million, up 4%, from the same period in the prior year.

Q1 2020 pro forma diluted earnings per share were $0.24, up 9%, when compared to the same period in the prior year. Pro forma information is provided to enhance the understanding of the Company’s financial performance and is reconciled to the Company’s GAAP information in the accompanying tables.

GAAP diluted earnings per share were $0.17 for the first quarter of 2020, as compared to earnings per share of $0.22 in the first quarter of 2019. GAAP results for the first quarter of 2019 included a $1.1 million benefit due to adjustments to contingent earnout liabilities relating to acquisitions and favorable GAAP income tax expenses, both of which benefited GAAP earnings by $0.05 when compared to the first quarter of 2020.

At the end of the first quarter of 2020, the Company’s cash balances were $23.3 million. During the quarter, the Company repurchased 198 thousand shares under its share repurchase program at an average price of $15.00 for a total of $3.0 million. As of the end of the first quarter of 2020, the Company’s remaining share repurchase program authorization was $5.6 million.

“We reported solid operating results even though we started to experience the economic disruption from the coronavirus in the latter part of the quarter,” stated Ted A. Fernandez, Chairman & CEO of The Hackett Group. “I am very proud of our associates as they quickly took the appropriate precautions to ensure their safety while also successfully adapting to our client’s virtual service delivery requirements. Given the significant economic uncertainty, we are very pleased to be in such a strong cash position and without any debt to navigate the volatility ahead and to be strongly positioned once the economic demand recovers.”

Due to the economic uncertainty, we are limiting our comments on outlook. Current estimates suggest sequential revenue declines of 15% to 20% from the first quarter of 2020 to the second quarter of 2020 and, given our decision to maintain current staffing levels through the balance of the second quarter, we expect to forego a significant level of profitability.  However, we do not expect our cash balances net of any outstanding debt to decrease during the second quarter of 2020.  As prudent measures, we intend to draw down a portion of our credit facility during the second quarter and the Company’s Board of Directors also deferred our dividend declaration decision until closer to quarter end.

Other Highlights

Performance Diagnostic Tool - The Hackett Group’s research finds that most companies will need to reduce SG&A costs by 15% to 30% to align costs with significant revenue declines due to the global pandemic. In late April, The Hackett Group responded by launching a new Performance Diagnostic offering which enables companies to move from data capture to performance results in less than one week. The diagnostic is designed as a rapid assessment tool to help companies make informed decisions on current and post-pandemic plans across corporate finance, procurement/supply chain, human resources, and information technology.

Coronavirus Response Center – The Hackett Group has established a Coronavirus Response Center as part of its Website. The center currently features more than 20 pieces of research that offers guidance and insights for leaders in corporate finance, procurement and supply chain, human resources, information technology, and more. These include individual response guides by function and other pieces in our new “2020 Disrupted” research series.

Answerthink Receives SAP Award – Answerthink, a division of The Hackett Group, announced that it received a 2020 SAP® North America Award for Partner Excellence for Emerging Markets and Net-New Growth. Awards were presented by SAP to the top-performing partners in North America that have made outstanding contributions to driving customers’ digital transformation programs.

Procurement Key Issues Research – The Hackett Group issued new Procurement Key Issues research detailing the dual challenge for procurement in 2020 – reducing both external and internal operating costs while at the same time adding value and becoming a better strategic advisor to the business.  Modernizing procurement application platforms and driving better analytics to improve spend influence and enhance value are key focuses for procurement in 2020, the research found.

On Tuesday May 5, 2020, senior management will discuss first quarter results in a conference call at 5:00 P.M. ET. (800) 593-0486, [Passcode: First Quarter].  For International callers, please dial (517) 308-9371. Please dial in at least 5-10 minutes prior to start time. If you are unable to participate on the conference call, a rebroadcast will be available beginning at 8:00 P.M. ET on Tuesday, May 5, 2020 and will run through 5:00 P.M. ET on Tuesday, May 19, 2020.  To access the rebroadcast, please dial (888) 566-0512.  For International callers, please dial (203) 369-3061.

In addition, The Hackett Group will also be webcasting this conference call live through the StreetEvents.com service.  To participate, simply visit http://www.thehackettgroup.com approximately 10 minutes prior to the start of the call and click on the conference call link provided.  An online replay of the call will be available after 8:00 P.M. ET on Tuesday, May 5, 2020 and will run through 5:00 P.M. ET on Tuesday, May 19, 2020.  To access the replay, visit www.thehackettgroup.com or http://www.streetevents.com.

About The Hackett Group

The Hackett Group (NASDAQ: HCKT) is an intellectual property-based strategic consultancy and leading enterprise benchmarking and best practices digital transformation firm to global companies, with offerings that include robotic process automation and enterprise cloud application implementation. Services include business transformation, enterprise analytics and global business services. The Hackett Group also provides dedicated expertise in business strategy, operations, finance, human capital management, strategic sourcing, procurement and information technology, including its award-winning Oracle and SAP practices.

The Hackett Group has completed nearly 18,000 benchmarking studies with major corporations and government agencies, including 93% of the Dow Jones Industrials, 90% of the Fortune 100, 83% of the DAX 30 and 57% of the FTSE 100. These studies drive Hackett’s Digital Transformation Platform which includes the firm's benchmarking metrics, best practices repository and best practice configuration guides and process flows, which enable The Hackett Group’s clients and partners to achieve world-class performance.

More information on The Hackett Group is available at: www.thehackettgroup.com, info@thehackettgroup.com, or by calling (770) 225-3600.

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This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 and involve known and unknown risks, uncertainties and other factors that may cause The Hackett Group's actual results, performance or achievements to be materially different from the results, performance or achievements expressed or implied by the forward-looking statements. Factors that impact such forward-looking statements include, among others, the impact of the coronavirus pandemic, including the economic impact and the timing of an economic recovery, our ability to manage our business and capital resources through the pandemic, the ability of our products, services, or offerings mentioned in this release to deliver the desired effect, our ability to retain existing business, our ability to attract additional business, our ability to effectively market and sell our product offerings and other services, including those referenced above, the timing of projects and the potential for contract cancellations by our customers, especially given that our clients are also impacted by the coronavirus pandemic, changes in expectations regarding the business consulting and information technology industries, our ability to attract and retain skilled employees, possible changes in collections of accounts receivable due to the bankruptcy or financial difficulties of our customers, risks of competition, price and margin trends, foreign currency fluctuations, the impact of Brexit on our business, changes in general economic conditions and interest rates, our ability to mitigate the impact of the recent decline in our European operations, our ability to obtain debt financing through additional borrowings under our existing credit facility as well as other risks detailed in our Annual Report on Form 10-K for the most recent fiscal year and our Quarterly Report on Form 10-Q for the first fiscal quarter of fiscal 2020, each as filed with the Securities and Exchange Commission. We undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Page 4 of 7 - The Hackett Group, Inc. Announces First Quarter Results

The Hackett Group, Inc.

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

(unaudited)

	Quarter Ended
	March 27,	March 29,
	2020	2019
Revenue:
Revenue before reimbursements ("net revenue")	$65,186	$62,370
Reimbursements	4,347	4,785
Total revenue from continuing operations	69,533	67,155

Costs and expenses:
Cost of service:
Personnel costs before reimbursable expenses	41,113	38,934
Non-cash stock compensation expense	1,341	920
Acquisition-related compensation benefit	-	(129)
Acquisition-related non-cash stock compensation expense	253	79
Reimbursable expenses	4,347	4,785
Total cost of service	47,054	44,589

Selling, general and administrative costs	13,897	14,042
Non-cash stock compensation expense	636	705
Amortization of intangible assets	238	299
Acquisition-related contingent consideration liability	-	(1,070)
Total selling, general, and administrative expenses	14,771	13,976

Total costs and operating expenses	61,825	58,565

Income from operations	7,708	8,590

Other expense:
Interest expense	(37)	(101)

Income from continuing operations before income taxes	7,671	8,489
Income tax expense	2,136	1,440
Income from continuing operations	5,535	7,049
Gain (loss) from discontinued operations (2)	(8)	45
Net income	$5,527	$7,094

Weighted average common shares outstanding:
Basic	29,889	29,683
Diluted	32,264	32,294

Basic net income per common share:
Income per common share from continuing operations	$0.19	$0.24
Income (loss) per common share from discontinued operations (2)	(0.00)	0.00
Net income per common share	$0.19	$0.24

Diluted net income per common share:
Income per common share from continuing operations	$0.17	$0.22
Income (loss) per common share from discontinued operations (2)	(0.00)	0.00
Net income per common share	$0.17	$0.22

Page 5 of 7 - The Hackett Group, Inc. Announces First Quarter Results

Pro forma data (1):
Income from continuing operations before income taxes	$7,671	$8,489
Non-cash stock compensation expense	1,977	1,625
Acquisition-related compensation benefit	-	(129)
Acquisition-related non-cash stock compensation expense	253	79
Acquisition-related contingent consideration liability	-	(1,070)
Amortization of intangible assets	238	299
Pro forma income before income taxes	10,139	9,293
Pro forma income tax expense	2,535	2,323
Pro forma net income	$7,604	$6,970

Pro forma basic net income per common share	$0.25	$0.23
Weighted average common shares outstanding	29,889	29,683

Pro forma diluted net income per common share	$0.24	$0.22
Weighted average common and common equivalent shares outstanding	32,264	32,294

(1) The Company provides pro forma earnings results (which exclude the amortization of intangible assets, non-cash stock compensation expense, acquisition-related one-time expense (benefit), and include a normalized tax rate, which is our long-term projected cash tax rate) as a complement to results provided in accordance with Generally Accepted Accounting Principles (GAAP). These non-GAAP results are provided to enhance the overall users' understanding of the Company's current financial performance and its prospects for the future. The Company believes the non-GAAP results provide useful information to both management and investors and by excluding certain expenses that it believes are not indicative of its core operating results. The non-GAAP measures are included to provide investors and management with an alternative method for assessing operating results in a manner that is focused on the performance of ongoing operations and to provide a more consistent basis for comparison between quarters. Further, these non-GAAP results are one of the primary indicators management uses for planning and forecasting in future periods. In addition, since the Company has historically reported non-GAAP results to the investment community, it believes the continued inclusion of non-GAAP results provides consistency in its financial reporting. The presentation of this additional information should not be considered in isolation or as a substitute for results prepared in accordance with GAAP.

(2) Discontinued operations relate to the discontinuance of the Company’s European Working Capital group.

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The Hackett Group, Inc.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

(unaudited)

	March 27,	December 27,
	2020	2019
ASSETS
Current assets:
Cash and cash equivalents	$23,280	$25,954
Accounts receivable and unbilled revenue, net	53,397	49,778
Prepaid expenses and other current assets	3,316	2,895
Total current assets	79,993	78,627
Property and equipment, net	19,774	19,916
Other assets	2,238	2,652
Goodwill	83,786	84,578
Operating lease right-of-use assets	9,318	7,962
Total assets	$195,109	$193,735

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$8,347	$8,494
Accrued expenses and other liabilities	27,848	32,482
Operating lease liabilities	2,686	2,707
Total current liabilities	38,881	43,683
Long-term deferred tax liability, net	8,797	7,183
Operating lease liabilities	6,632	5,255
Total liabilities	54,310	56,121

Shareholders' equity	140,799	137,614
Total liabilities and shareholders' equity	$195,109	$193,735

Page 7 of 7 - The Hackett Group, Inc. Announces First Quarter Results

The Hackett Group, Inc.

SUPPLEMENTAL FINANCIAL DATA

(unaudited)

	Quarter Ended
	March 27,	March 29,	December 27,
	2020	2019	2019
Revenue Breakdown by Group:
(in thousands)
S&BT (3)	$24,684	$24,647	$25,875
EEA (4)	33,002	27,413	30,454
International (5)	7,500	10,310	7,407
Net revenue from continuing operations (6)	$65,186	$62,370	$63,736

Revenue Concentration:
(% of total revenue)
Top customer	4%	5%	5%
Top 5 customers	15%	18%	14%
Top 10 customers	25%	26%	22%

Key Metrics and Other Financial Data:

Total Company:
Consultant headcount	1,026	979	982
Total headcount	1,243	1,222	1,201
Days sales outstanding (DSO)	70	76	66
Cash provided by operating activities (in thousands)	$6,521	$6,759	$15,821
Pro forma return on equity (7)	24%	27%	25%
Depreciation (in thousands)	$800	$606	$887
Amortization (in thousands)	$238	$299	$247

Remaining Plan authorization:
Shares purchased (in thousands)	73	101	145
Cost of shares repurchased (in thousands)	$1,006	$1,616	$2,227
Average price per share of shares purchased	$13.79	$15.99	$15.33
Remaining Plan authorization (in thousands)	$5,645	$5,318	$1,651

Shares Purchased to Satisfy Employee Net Vesting Obligations:
Shares purchased (in thousands)	125	123	3
Cost of shares purchased (in thousands)	$1,962	$2,370	$49
Average price per share of shares purchased	$15.70	$19.24	$16.20

(3) Strategy and Business Transformation Group (S&BT) includes the results of our IP as-a-service offerings, which includes our North America Executive Advisory Programs, our Benchmarking Services and our Business Transformation Practices.

(4) ERP, EPM and Analytics Solutions (EEA) includes the results of our Oracle EEA and SAP Solutions Practices.

(5) International Groups include the results of our S&BT and EEA Practices, primarily in Europe.

(6) Net revenue excludes reimbursable expenses which are primarily travel-related expenses passed through to a client with no associated margin.

(7) Twelve months of pro forma net income divided by average shareholder's equity.

(8) Certain reclassifications have been made to conform with current reporting requirements.